UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OSI ETF TRUST
(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 State Street, Suite 700, Boston, MA	02109
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

Item 1.	Descriptions of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value, of OSI ETF Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-212418; 811-23167), which description is incorporated herein by reference.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

O'Shares FTSE Russell Small Cap Quality Dividend ETF 81-4465242

Item 2.	Exhibits.

1. The Trust's Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust's Initial Registration Statement on Form N-1A (Commission File Nos. 333-212418; 811-23167), as filed with the Securities and Exchange Commission via EDGAR on July 6, 2016.

2. The Trust's By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust's Initial Registration Statement on Form N-1A (Commission File Nos. 333-212418; 811-23167), as filed with the Securities and Exchange Commission via EDGAR on July 6, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 14th day of December, 2016.

OSI ETF TRUST

By:	/s/ Kevin Beadles
Name:	Kevin Beadles
Title:	President and Secretary